Exhibit 99.1

McEwen Mining Closes Flow-Through Financing

TORONTO, December 14, 2023 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the closing of the previously announced private placement financing of 1,903,000 flow-through common shares for total gross proceeds of US$16.1 million (Cdn$22,016,150).

The proceeds of this financing will be used exclusively for qualifying Canadian Exploration Expenditures (CEE) and Canadian Development Expenditures (CDE), within the meaning of subsection 66(15) of the Income Tax Act (Canada), on McEwen Mining’s properties in the Timmins region:

Part 1 (CEE) of the financing consists of a US$7.3 million (Cdn$10,007,600) private placement of 788,000 flow-through common shares at a price of US$9.27 (Cdn$12.70); and

Part 2 (CDE) of the financing consists of a US$8.8 million (Cdn$12,008,550) private placement of 1,115,000 flow-through common shares at a price of US$7.86 (Cdn$10.77), (Part 1 and Part 2 together being the “Offering”).

Cantor Fitzgerald Canada Corporation and Roth Capital Partners, LLC are acting as exclusive co-lead placement agents for the Offering and PearTree Canada structured the flow-through donation placement.

This press release is not an offer of common shares for sale in the United States. The common shares may not be offered or sold in the United States absent registration or an available exemption from the registration requirements of the US. Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable U.S. state securities laws. McEwen will not make any public offering of the securities in the United States. The common shares have not been and will not be registered under the U.S. Securities Act, or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 47.7% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner has personally provided the Company with $220 million and takes an annual salary of $1.

WEB SITE	SOCIAL MEDIA
www.mcewenmining.com		McEwen Mining
	Facebook:	facebook.com/mcewenmining
CONTACT INFORMATION	LinkedIn:	linkedin.com/company/mcewen-mining-inc-
	Twitter:	twitter.com/mcewenmining
150 King Street West	Instagram:	instagram.com/mcewenmining
Suite 2800, PO Box 24
Toronto, ON, Canada		McEwen Copper
M5H 1J9	Facebook:	facebook.com/ mcewencopper
	LinkedIn:	linkedin.com/company/mcewencopper
Relationship with Investors:	Twitter:	twitter.com/mcewencopper
(866)-441-0690 Toll free	Instagram:	instagram.com/mcewencopper
(647)-258-0395
Rob McEwen
Mihaela Iancu ext. 320	Facebook:	facebook.com/mcewenrob
info@mcewenmining.com	LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
	Twitter:	twitter.com/robmcewenmux

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